Exhibit 99.1

Hanif Dahya

5 Beechwood Road

Allendale, New Jersey 07401

February 25, 2024

BY HAND

New York Community Bancorp, Inc. and Flagstar Bank, N.A.

102 Duffy Avenue, 5th Floor

Hicksville, New York 11801

Ladies and Gentlemen:

I write to notify you that I hereby resign from my position as Director of Flagstar Bank, N.A. and New York Community Bancorp, Inc., effective as of the date hereof. At the time of my resignation I did not support the proposed appointment of Mr. DiNello as President and CEO of the Company.

I wish you, the Company and its employees my best.

Very truly yours,
/s/ Hanif Dahya
Hanif Dahya